United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2026

Date of Report (Date of earliest event reported)

SINO GREEN LAND CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +603 8727 8732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	SGLA	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Hi-Quality Productions Inc Stock Purchase Agreement

On September 30, 2026, Sino Green Land Corporation (the “Company”) entered into a stock purchase agreement (the “Hi-Quality SPA”) with Cheng You (the “Seller”), shareholder of Hi-Quality Productions Inc, and Hi-Quality Productions Inc (“Hi-Quality”), a corporation organized under the laws of the State of New Jersey, with its principal place of business at 2386 Delmar Avenue, Vineland, New Jersey 08360, United States.

Pursuant to the Hi-Quality SPA, the Seller agreed to sell to the Company, free and clear of all liens, shares representing collectively 80% of the issued and outstanding capital stock of Hi-Quality (the “Target Shares”), in exchange for US$1,800,000 (the “Total Consideration”), payable thirty percent (30%) in cash, being US$540,000 (the “Cash Consideration”), and seventy percent (70%) in shares of the Company’s common stock, being US$1,260,000 in value (the “Stock Consideration”). Following the transaction, the Seller retained the remaining 20% of Hi-Quality’s issued and outstanding capital stock.

The Total Consideration shall be issued to the Seller in three (3) tranches: (a) First Tranche: on the Closing Date, the Company shall pay and issue to the Seller 40% of the Total Consideration, consisting of US$216,000 in cash and 840,000 shares of the Company’s common stock valued at US$504,000, for an aggregate value of US$720,000; (b) Second Tranche: on the date that is six (6) months after the Closing Date, the Company shall pay and issue to the Seller 30% of the Total Consideration, consisting of US$162,000 in cash and 630,000 shares of the Company’s common stock valued at US$378,000, for an aggregate value of US$540,000; and (c) Third Tranche: on the date that is twelve (12) months after the Closing Date, the Company shall pay and issue to the Seller the remaining 30% of the Total Consideration, consisting of US$162,000 in cash and 630,000 shares of the Company’s common stock valued at US$378,000, for an aggregate value of US$540,000. All shares of the Company’s common stock comprising the Stock Consideration shall be issued at a fixed price of US$0.60 per share.

Notwithstanding the foregoing, the Third Tranche is subject to the earn-out adjustment in the Hi-Quality SPA, based on Hi-Quality’s audited net income for fiscal year 2026. If such net income exceeds US$550,000, Total Consideration increases to US$1,980,000; if between US$450,000 and US$550,000, it remains US$1,800,000; and if below US$450,000, it equals US$1,800,000 multiplied by such net income divided by US$500,000. The Third Tranche equals the adjusted Total Consideration less the US$1,260,000 previously paid, payable 30% in cash and 70% in Purchaser common stock at US$0.60 per share. If the adjusted Total Consideration is below US$1,260,000, Seller shall refund the difference within thirty (30) days. If the Company uplists to Nasdaq and the volume-weighted average price during the first twenty (20) trading days is below US$0.60, the Company shall pay Seller the per-share difference for each share issued or issuable; for shares already issued, payment is due within thirty (30) days after that trading period, and for shares not yet issued, payment is due with the Cash Consideration for the relevant tranche.

Pursuant to the Hi-Quality SPA, the Seller and Hi-Quality jointly and severally made certain representations and provided certain warranties to the Company relating to, among other things: (a) the authorization, performance and enforceability of the agreement; (b) Hi-Quality is duly organized, validly existing, and in good standing; (c) the Seller is the legal and beneficial owner of the Target Shares, free and clear of all liens; (d) the capitalization, financial statements, taxes, and absence of undisclosed liabilities; (e) Hi-Quality holds all licenses, permits and certifications required for its business, including GRS and FDA certifications where applicable; (f) there is no pending or threatened litigation against Hi-Quality except as disclosed; and (g) no single customer accounts for more than sixty percent (60%) of Hi-Quality’s revenue.

Pursuant to the Hi-Quality SPA, the Company made certain representations and provided certain warranties to the Seller and Hi-Quality relating to, among other things: (a) the authorization, performance and enforceability of the agreement; (b) the Company being in good standing; (c) the Company has, or will have prior to the issuance of each tranche of the Total Consideration, a sufficient number of authorized and unissued shares of the Company’s common stock to satisfy the issuance of the Total Consideration in full.

Pursuant to the Hi-Quality SPA, the Seller agreed to remain in full-time service with the Hi-Quality for twelve (12) months following the closing, ensure the orderly handover of the Hi-Quality’s key documents and access rights, and, upon leaving the Hi-Quality, refrain for five (5) years from engaging in any RPET business in the United States or soliciting the Hi-Quality’s employees, customers or suppliers.

The closing of the Hi-Quality SPA is subject to the satisfaction (or waiver) of certain closing conditions, including (a) completion of the Company’s forty-five (45) days after the 30 September 2026 (the “Effective Date”) due diligence review and resolution of any specified adverse findings; (b) delivery by the Seller of the required share transfer documents, corporate approvals, certificate of good standing, retention and non-competition agreements, and handover items; and (c) delivery by the Company of its board approval and payment and issuance of the First Tranche.

The Hi-Quality SPA may be terminated prior to the Closing: (a) by mutual written consent of all parties; (b) by the Company if its due diligence finds any tax irregularity relating to the 2023 tax year or any other year, hidden or undisclosed liability, or customer concentration exceeding 60% of Hi-Quality’s revenue, in which case the Company may terminate this Agreement or reduce the Total Consideration; (c) by either the Company or the Seller if the Closing has not occurred within ninety (90) days after the Effective Date; or (d) by either the Company or the Seller if the other party commits a material breach that is not cured within ten (10) business days after written notice.

The foregoing description of the Hi-Quality SPA is not complete and is subject to, and qualified in its entirety by reference to the attached Exhibit 10.1 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02.

The issuance of the Company’s common stock is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between the Company and Hi-Quality
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2026

SINO GREEN LAND CORPORATION

By:	/s/ Teresa Wo
Name:	Teresa Wo
Title:	Chief Executive Officer